Pentegra Services, Inc.
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                           AMERICAN SAVINGS BANK OF NJ
                       EMPLOYEES' SAVINGS & PROFIT SHARING
                                 PLAN AND TRUST



                            Summary Plan Description


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                                                        SUMMARY PLAN DESCRIPTION
                                                                             for
                                                           AMERICAN SAVINGS BANK
                                                                           OF NJ
                                                          Bloomfield, New Jersey
                                                                   April 1, 2003



                                                         PENTEGRA SERVICES, INC.
                                                        108 Corporate Park Drive
                                                          White Plains, NY 10604


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To Participating Employees of American Savings Bank of NJ:

We are pleased to present this booklet so that you may better understand and appreciate the benefit which is provided by your employer by establishing American Savings Bank of NJ Employees' 401(k) Plan and Trust (the "Plan").

The Plan enables you to save and invest on a regular, long term basis. All contributions to the Plan (a defined contribution plan) are paid to the Trustee to be invested in the investment options offered under the Plan. An individual account is maintained for each member. Under certain conditions, a member may make withdrawals or loans from his account based on its market value.

The Plan offers federal income tax advantages. The employee does not pay taxes on employer contributions or investment income until he/she withdraws them. An employer subject to income tax may deduct its contributions.

This booklet highlights the main features of the Plan. The Plan and Trust contain the governing provisions and should be consulted as official text in all cases. If there is any conflict between this booklet (Summary Plan Description) and the Plan Document, the Plan Document will control.



                                                     Your Employer,
                                                     American Savings Bank of NJ


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                                 S U M M A R Y   O F   Y O U R   B E N E F I T S
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ELIGIBILITY         You will be eligible for membership in the Plan on the first day of the month coincident with or next following the date you complete 1 year of employment and attain age 21.

                    Notwithstanding the above, any employees who are covered by a collective bargaining agreement and/or nonresident aliens who receive no earned income from the employer which constitutes income from sources in the United States shall not be eligible for membership in the Plan.

PLAN SALARY         Plan  Salary is defined  as total  taxable  compensation  as reported on your Form W-2,  (exclusive  of any  compensation deferred  from a  prior  year).  In  addition,  any  pre-tax contributions  which you make to an  Internal  Revenue  Code
                    Section 401(k) plan as well as any pre-tax  contributions to a Section 125 cafeteria plan and, unless the employer elects
                    otherwise,   Qualified  Transportation  Fringe  benefits  as
                    defined under Section 132(f) of the Internal Revenue Code, are included in Plan Salary.

PLAN
CONTRIBUTIONS       Employee - You may elect to make a contribution of 1% to 50%
                    --------
                    (in 1% increments) of Plan Salary.

                    Employer - Your employer will  contribute an amount equal to
                    --------
                    50% of your contribution to the Plan.

                    The above percentage rate shall apply to only the first 6% of your Plan Salary (see "Plan Salary" section of this booklet).

                                              Illustration
                                              ------------
                                    Employee                     Employer
                              Contribution Rate            Matching Contribution
                              -----------------            ---------------------
                                      1%                          0.50%
                                      2%                          1.00%
                                      3%                          1.50%
                                      4%                          2.00%
                                      5%                          2.50%
                                      6-50%                       3.00%

                    In addition, your employer may, in its sole discretion, make a Profit Sharing contribution to the Plan.

                    Please refer to the "Making Withdrawals From Your Account" section of this booklet to determine if there are any restrictions on employer contributions on account of a withdrawal.

VESTING You will be 100% vested in any employer contributions after you complete 6 years of service. You are always 100% vested (i.e., you will not give up any units when you terminate employment) in any contributions you make to the Plan.

LOANS You may take a loan from your account and pay your account back with interest. Please refer to the "Borrowing From Your Account" section of this booklet to determine how you may take a loan from your account.

WITHDRAWALS         While you are working,  you may withdraw all or part of your vested account balance subject to certain  limitations.  You
                    may  also  make   withdrawals   from  your   account   after
                    termination of employment.

DISABILITY          If you are  disabled,  you  will  be  entitled  to the  same withdrawal rights as if you had terminated employment.

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                                 S U M M A R Y   O F   Y O U R   B E N E F I T S
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                                                                     (continued)


DEATH If you die before the value of your account is paid to you, your beneficiary may receive the full value of your account or may defer payment within certain limits. If you are married, your spouse will be your beneficiary unless your spouse consents in writing to the designation of a different beneficiary.


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                                               T A B L E   O F   C O N T E N T S
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Determining Your Eligibility...................................................1

Reenrollment...................................................................1

Making Contributions to the Plan...............................................2

        o    Plan Contributions................................................2

        o    Allocation of Contributions.......................................3

        o    Rollovers.........................................................3

        o    Plan Salary.......................................................3

Investing Your Account.........................................................4

        o    Investment of Contributions ......................................4

        o    Valuation of Accounts.............................................4

        o    Reporting to Members..............................................5

Vesting........................................................................6

Making Withdrawals From Your Account...........................................7

        o    Upon Termination of Employment....................................7

        o    Upon Disability...................................................8

        o    Upon Death........................................................8

Borrowing From Your Account....................................................9

Plan Limitations..............................................................10

Top Heavy Information.........................................................11

Disputed Claims Procedure.....................................................11

Qualified Domestic Relations Orders ("QDROs").................................11

Statement of Member's Rights..................................................12

Plan Information..............................................................13

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                         D E T E R M I N I N G   Y O U R   E L I G I B I L I T Y
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EMPLOYEE            You will be eligible for membership in the Plan on the first
ELIGIBILITY         day of the month  coincident with or next following the date you  complete  1 year of  employment  and  attain age 21. In order for you to  complete  1 year of  employment,  you must complete  at  least  1,000  hours  of  employment  in  a  12 consecutive month period. The initial 12 consecutive month period is measured from your date of employment, and (if you do not complete at least 1,000 hours of employment in such period) subsequent 12 month periods are measured.

                    In counting hours, you will be credited with an hour of employment for every hour you have a right to be paid. This includes vacation, sick leave, jury duty, etc., and any hours for which back pay may be due.

                    Notwithstanding the above, any employees who are covered by a collective bargaining agreement and/or nonresident aliens who receive no earned income from the employer which constitutes income from sources in the United States shall not be eligible for membership in the Plan.

                    You will become a member as soon as a properly executed enrollment application is received and processed by Pentegra Services, Inc. Your membership will continue until the earlier of (a) your termination of employment and payment to you of your entire account or (b) your death.

REENROLLMENT        If you terminate employment and are subsequently  reemployed by the same employer, you will be eligible for immediate reenrollment.

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                 M A K I N G   C O N T R I B U T I O N S   T O   T H E   P L A N
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PLAN                Employee - You may elect to make pre-tax contributions of 1%
CONTRIBUTIONS       --------
                    to 50% (in 1% increments) of Plan Salary (see "Plan Salary" section of this booklet). You may elect not to make any contributions. You may change the rate at which you are contributing one time in any pay period. You may suspend your contributions at any time, but suspended contributions may not be subsequently made up.

                    Employer -Your  employer will  contribute an amount equal to
                    --------
                    50% of your contribution to the Plan.

                    The above percentage rate shall apply to only the first 6% of your Plan Salary (see "Plan Salary" section of this booklet).

                    In addition, your employer may, in its sole discretion, make a Profit Sharing contribution to the Plan.

                    Please refer to the "Making Withdrawals From Your Account" section of this booklet to determine if there are any restrictions on employer contributions on account of withdrawal.


ALLOCATION OF       Your  employer has an account for each  member.  All of your
CONTRIBUTIONS       own contributions and all employer contributions, other than


                    Profit Sharing contributions, if any, will be allocated to this account. The total of the value of your account represents your interest in the Plan.

                    Profit Sharing contributions, if any, shall be allocated to your Profit Sharing account. Subject to the overall permitted disparity limits, employer contributions will be allocated to the accounts of eligible Members who were active Employees at any time during the Plan Year:

                    Step One:  If the Plan is top heavy,  contributions  will be
                    --------
                    allocated to each eligible Member's Account in the ratio that each eligible Member's Salary bears to the total of all eligible Member's Salary, but not in excess of 3% of such eligible Member's Salary.

                    Step  Two:  If the  Plan  is top  heavy,  any  contributions
                    ---------
                    remaining after the allocation in Step One will be allocated to the Account of each eligible Member in the ratio that each eligible Member's Salary for the Plan Year in excess of the Social Security Taxable Wage Base ("TWB") at the beginning of the Plan Year bears to the total excess Salary of all eligible Members, but not in excess of 3% of such member's Salary.

                    For purposes of this Step Two, in the case of an eligible Member who has exceeded the cumulative permitted disparity limit, such eligible Member's total Salary for the Plan Year shall be taken into account.

                    Step Three: Any contributions remaining after the allocation
                    ----------
                    in Step Two will be allocated to the Account of each eligible Member in the ratio that the sum of each Member's Salary and the Salary in excess of the TWB at the beginning of the Plan Year bears to the sum of all such Member's Salary and Salary in excess of the TWB at the beginning of the Plan Year but not in excess of the profit-sharing Maximum Disparity Rate. For purposes of this Step Three, in the case of an eligible Member who has exceeded the cumulative permitted disparity limit, two times such eligible Member's Salary will be taken into account.

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                    M A K I N G   C O N T R I B U T I O N S  T O  T H E  P L A N
--------------------------------------------------------------------------------
                                                                     (continued)


                    Step Four:  Any  remaining  Employer  contributions  will be
                    ---------
                    allocated to each eligible Member's Account in the ratio that each eligible Member's Salary bears to all such Member's Salary.

                    Internal Revenue Service Nondiscrimination Rules
                    ------------------------------------------------

                    If you are a highly compensated employee, a portion of your contributions and/or employer contributions, made on your behalf, if any, may have to be returned to you in order to comply with special Internal Revenue Service (IRS) nondiscrimination rules (See "Plan Limitations" section of this booklet for other limitations). In general, a highly compensated employee is an employee who:

                    (a) was a 5% owner at any time during the current or preceding year, or

                    (b) received annual compensation from the employer for the preceding year in excess of $90,000 (indexed for cost-of-living adjustments, if any).

ROLLOVERS           You may make a rollover contribution of an eligible rollover
                    distribution   from  any  other  Internal   Revenue  Service
                    qualified  retirement  plan  or  an  individual   retirement
                    arrangement  (IRA).  These  funds  will be  maintained  in a
                    separate   rollover   account  in  which  you  will  have  a
                    nonforfeitable  vested  interest.  Please  note that you may establish  a  "rollover"  account  within  the Plan prior to satisfying the Employer's eligibility requirements. However,
                    the   establishment   of  a  "rollover"   account  prior  to
                    satisfying such eligibility will not constitute active membership in the Plan.

PLAN SALARY         Plan  Salary is defined  as total  taxable  compensation  as reported on your Form W-2,  (exclusive  of any  compensation deferred from a prior plan year).  In addition,  any pre-tax contributions  which you make to an  Internal  Revenue  Code
                    Section 401(k) plan as well as pre- tax  contributions  to a
                    Section 125 cafeteria plan and,  unless the employer  elects
                    otherwise,   Qualified  Transportation  Fringe  benefits  as
                    defined under Section  132(f) of the Internal  Revenue Code, are  included in Plan Salary.  However,  Plan Salary for any
                    year  may  not  exceed   $200,000  for  2003   (indexed  for
                    cost-of-living adjustments).

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                                     I N V E S T I N G   Y O U R   A C C O U N T
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INVESTMENT OF       Contributions  are invested at your direction in one or more
CONTRIBUTIONS       of the  investment  funds  provided  under your Plan.  These funds are described in greater detail in your enrollment kit.

                    Contributions made by you are invested at your direction in one or more of the investment funds in whole percentages. You may apply different investment instructions to amounts already accumulated as opposed to future contributions. Certain restrictions may apply. Changes in investment instructions may be made by submitting a properly completed form or by using Pentegra by Phone, the Pentegra Voice Response System. You may access Pentegra by Phone by calling 1-800-433-4422.

                    Any changes made by using Pentegra by Phone which are received by Stock Market Closing (usually 4 p.m. Eastern
                    Time) will be processed at the business day's closing price. Transaction changes received after Stock Market Closing will be processed on the next business day. Your plan allows for a change of investment allocation on a daily basis.

                    Investment changes made by submitting a form are effective on the valuation date (see "Valuation of Accounts" section of this booklet) on which your written notice is processed.

                    No amounts invested in the Stable Value Fund may be transferred directly to the Money Market Fund. Stable Value Fund amounts transferred to and invested in any of the other funds provided under the Plan for a period of three months may be transferred to the Money Market Fund upon the submission of a separate Change of Investment form.

                    If no investment direction is given, all contributions credited to a participant's account will be invested in the Money Market Fund.

VALUATION OF        The Plan uses a unit  system  for  valuing  each  Investment
ACCOUNTS            Fund.  Under this  system  each  participant's  share in any
                    Investment  Fund is represented by units.  The unit value is determined as of the close of business each regular business
                    day  (daily   valuation).   The  total  dollar  value  of  a
                    participant's share in any Investment Fund as of any valuation date is determined by multiplying the number of units to the participant's credit by the unit value of the Fund on that date. The sum of the values of the Funds you select represents the total value of your Plan account.

                    Transaction requests, such as withdrawals, change of investment elections, distributions, that are received by Pentegra Services, Inc. (assuming proper receipt of all pertinent information) will be processed as directed by the Plan Administrator.

                    NOTE: If for some reason (such as shut down of financial markets) the underlying portfolio of any Investment Fund cannot be valued, the valuation date for such Investment Fund shall be the next day on which the underlying portfolios can be valued.

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                                     I N V E S T I N G   Y O U R   A C C O U N T
--------------------------------------------------------------------------------
                                                                     (continued)


REPORTING TO        As  soon as  practicable  after  the  end of  each  calendar
MEMBERS             quarter you will receive a personal statement from the plan.
                    This  statement  provides  information  about  your  account including its market value in each investment fund. Activity
                    for  the  quarter  is  reported  by   investment   fund  and
                    contribution type.

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                                                                   V E S T I N G
--------------------------------------------------------------------------------


                    "Vesting" is the process under which you earn a non-forfeitable right to the units in your account. You are always 100% vested (i.e., you will not give up any units when you terminate employment) in any contributions you make to the Plan.

                    With respect to any employer contributions credited to your account, the following schedule will dictate when vesting will occur:

                          Years of Service          Vesting Percentage
                          ----------------          ------------------
                           Less than  2                        0%
                           2 but less than 3                  20%
                           3 but less than 4                  40%
                           4 but less than 5                  60%
                           5 but less than 6                  80%
                           6 or more years                   100%

                    You will also become 100% vested in the employer contributions and earnings thereon credited to your account upon your death, approved disability or attainment of age 65 while employed with this employer.

                    If you terminate employment with this employer prior to completing 2 years of service, you will forfeit all of the employer contributions and earnings thereon credited to your account. However, if you are reemployed by this employer prior to incurring 5 consecutive 1-year breaks in service, measured from your date of termination, you are eligible to have the amount of the forfeiture and your corresponding vesting service restored to your account.

                    If you terminate employment with this employer after completing 2 years of service, but prior to becoming 100% vested, you will forfeit the non-vested portion of the employer contributions and earnings thereon credited to your account. If you are reemployed by this employer prior to incurring 5 consecutive 1-year breaks in service, you are eligible to have the amount of the forfeiture restored to your account. If you received a distribution of the vested portion of your account prior to incurring 5 consecutive 1-year breaks in service, such restoration is conditioned on your paying back to your account the amount of your prior vested balance within 5 years of the date it was distributed to you. In either event, your prior vesting service will be recredited to your account.

                    Please note that you will be credited with a year of service for vesting purposes if you complete 1,000 hours of employment during the Plan Year. In order to determine your hours of employment, you will be credited with 190 hours of employment for each month during your service with American Savings Bank of NJ.

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         M A K I N G   W I T H D R A W A L S   F R O M   Y O U R   A C C O U N T
--------------------------------------------------------------------------------



ACCOUNT             While Employed
WITHDRAWAL          You may make a total or  partial  withdrawal  of the  vested portion of your account by filing the appropriate form with the Plan Administrator for transmittal to Pentegra Services, Inc. A withdrawal is based on the unit values on the valuation date coinciding with the date that a properly completed withdrawal form is received and processed by Pentegra Services, Inc. (see "Valuation of Accounts" section of this booklet).

                    Under current law, an excise tax of 10% is generally imposed on the taxable portion of withdrawals occurring prior to your attainment of age 59 1/2. There are certain exceptions to the 10% excise tax. For example, the 10% excise tax will not apply to withdrawals made on account of separation from service at or after attainment of age 55, death or disability.

                    In general, employer contributions credited on your behalf will not be available for in-service withdrawal until such employer contributions have been invested in the Plan for at least 24 months (2 years) or you have been a participant in the Plan for at least 60 months (5 years) or the attainment of age 59 1/2.

                    As required by Internal Revenue Service Regulations, a withdrawal of your pre-tax contributions prior to age 59 1/2 or termination of employment can only be made on account of a hardship. Also, a withdrawal of your employer matching contributions, Profit Sharing contributions, if any, and/or employee rollover contributions, if any, prior to attaining age 59 1/2 or your termination of employment can only be made on account of hardship . The existence of an immediate and heavy financial need, and the lack of any other available financial resources to meet this need, must be demonstrated for a hardship withdrawal. The following situations will be considered to constitute an immediate and heavy financial need:

                    (1)  Medical   expenses   (other   than   amounts   paid  by
                         insurance).
                    (2) The purchase of a principal residence (mortgage payments are excluded).
                    (3) Tuition, including room and board, for the next 12 months of post-secondary education.
                    (4) The prevention of the eviction from a principal residence or foreclosure on the mortgage of a principal residence.

                    Only one in-service withdrawal may be made in any Plan Year.

                    Upon Termination of Employment
                    You may leave your account with the Plan and defer commencement of receipt of your vested balance until April 1 of the calendar year following the calendar year in which you attain age 70 1/2. However, if your account under the plan, when aggregated, is less than $500.00 then your account will be distributed to you as soon as practicable following your date of termination. You may make withdrawals from your account(s) at any time after you terminate employment. You may continue to change the investment instructions with respect to your remaining account balance and make withdrawals as provided above. (See "Investment of Contributions" section of this booklet).

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         M A K I N G   W I T H D R A W A L S   F R O M   Y O U R   A C C O U N T
--------------------------------------------------------------------------------
                                                                     (continued)


                    You may elect to receive your benefit in the form of (i) an annuity payable for your life, (ii) a lump sum, or (iii) in the form of annual installments with the right to take in a lump sum the vested balance of your account at anytime during such payment period. If the actuarial determination of your life expectancy is less than the period you elect, the maximum period over which you can receive annual installments will be the next lower payment period.

                    If you are married and you have elected to receive your benefit in the form of a life annuity, your spouse must consent in writing to waive the right to receive a qualified joint and survivor annuity form of payment.

                    Upon Disability
                    If you are disabled in accordance with the definition of disability under the Plan, you will be entitled to the same withdrawal rights as if you had terminated your employment

                    You are disabled under the Plan if you are eligible to receive (i) disability insurance benefits under Title II of the Federal Social Security Act or (ii) disability benefits under any other Internal Revenue Service qualified employee benefits plan or long-term disability plan of your employer.

                    Upon Death
                    If you die when you are a participant of the Plan, the value of your entire account will be payable to your beneficiary. If you are married at the time of your death your spouse will be the beneficiary of your death benefit (unless your spouse consents in writing to the designation of a different beneficiary). If you are not married at the time of your death or your spouse consents to a different beneficiary, such beneficiary may elect to receive the benefit in the form of a lump sum, in the form of installment payments over a period not to exceed 5 years (10 years if your spouse is your beneficiary) or under the life expectancy method.

                    Notwithstanding the above, if your account under the Plan is less than $500, then your account will be distributed to your beneficiary as soon as practicable following your date of death regardless of your marital status at the time of your death.

                           B O R R O W I N G   F R O M   Y O U R   A C C O U N T
--------------------------------------------------------------------------------



LOANS You may borrow from the vested portion of your account. You may borrow any amount between $1,000 and $50,000 (reduced by your highest outstanding loan balance(s) from the Plan during the preceding 12 months). In no event may you borrow more than 50% of the vested balance of your account.

                    The amount of your loan will be deducted on the valuation date (see "Valuation of Accounts" section of this booklet) coinciding with the date that Pentegra Services, Inc.
                    receives and processes your properly executed Loan Application, Promissory Note and Disclosure Statement and Truth-in-Lending Statement. On request, the Plan Administrator will provide you with the application form. The loan will not affect your right to continue making contributions or to receive the corresponding employer contributions.

                    The rate of interest for the term of the loan will be established as of the loan date, and shall be a reasonable rate of interest generally comparable to the rates of interest then in effect at a major banking institution (e.g., the Barron's Prime Rate (base rate) plus 1%).

                    Repayments are made through payroll deductions and will be transmitted along with the Employer's contribution reports. The repayment period is between 1 and 15 years for loans used exclusively for the purchase of a primary residence or 1 and 5 years for all other loans, at your option. After 3 monthly payments have been made, you may repay the outstanding balance of the loan (subject to the terms of your loan document). If a loan includes any employee pre-tax amounts, you will not be permitted to default on the loan repayment while employed. Your employer is required to withhold the loan repayments from your salary.

                    As you repay the loan, the principal portion, together with the interest, will be credited to your account. In this way, you will be paying interest to yourself. A $50.00 origination fee and a $40.00 annual administrative fee will be subtracted from your account. The origination fee, plus the first year's administrative fee will be deducted proportionately from your account at the time of origination. Subsequent annual administrative fees will be deducted from your account each year on or about the anniversary date of the loan origination.

                    In the event that you leave employment or die before repaying the loan, the outstanding balance will be due and, if not paid by the end of the calendar quarter following the calendar quarter in which you terminate employment or die, will be deemed a distribution and subject to the applicable tax treatment. However, you may elect upon termination of employment to continue to repay the loan on a monthly basis directly to Pentegra Services, Inc.

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PLAN                Internal Revenue Service ("IRS") requirements impose certain
LIMITATIONS         limitations on the amount of contributions  that may be made to this and other qualified  plans.  In general,  the annual
                    "contributions"  made to a defined contribution plan such as this  Plan,  in respect  of any  member,  may not exceed the lesser  of  100%  of  the  member's  total  compensation  or
                    $40,000.  (This amount may be subject to periodic adjustment by the IRS at some time in the  future).  For this  purpose,
                    "contributions"  include  employer   contributions,   member
                    401(k) contributions and member after-tax contributions. The annual member contributions allocated to a member's 401(k) account may not exceed $11,000 (indexed for cost-of-living adjustments, $12,000 in 2003). Further, if your employer has another tax-qualified plan in effect, these limits are subject to additional restrictions.

                    Each member and beneficiary assumes the risk in connection with any decrease in the market value of his account. The benefit to which you may be entitled upon your withdrawal of account cannot be determined in advance.

                    As a defined contribution plan, the Plan is not covered by the plan termination insurance provisions of Title IV of the Employee Retirement Income Security Act of 1974 ("ERISA"). Therefore, your benefits are not insured by the Pension
                    Benefit Guaranty Corporation in the event of a plan termination.

                    Except as may otherwise be required by applicable law or pursuant to the terms of a Qualified Domestic Relations Order, amounts payable by the Plan generally may not be assigned, and if any person entitled to a payment attempts to assign it, his interest in the amount payable may be terminated and held for the benefit of that person or his dependents.

                    If Pentegra Services, Inc. cannot locate any person entitled to a payment from the Plan and if 5 years have elapsed from the due date of such payment, the Plan Administrator may cancel all payments due him to the extent permitted by law.

                    Membership in the Plan does not give you the right to continued employment with your employer or affect your employer's right to terminate your employment.

                    The Plan's qualified status is subject to IRS approval and any requirements the IRS may impose.

                    The employer may terminate the Plan at any time. If the Plan is terminated, there will be no further contributions to the Plan for your account.

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                                                                     (continued)



TOP HEAVY           A "top  heavy"  plan is a plan under  which more than 60% of
INFORMATION         the accrued benefits (account values) are for key employees.
                    Key employees  generally  include  officers and shareholders
                    earning   more  than   $130,000   per  year   (indexed   for
                    cost-of-living adjustments), 5% owners of the Employer, and 1% owners of the Employer earning more than $150,000 per year. If your employer's plan is top heavy for a particular plan year, you may be entitled to a minimum employer contribution equal to the lesser of 3% of your Plan Salary or the greatest percentage contributed by the employer for any key employee. This minimum contribution would be offset by the regular contribution made by your employer (See "Plan
                    Contributions" section of this booklet).

                    In order to receive the minimum contribution for any plan year, you must be employed on the last day of the plan year. If your employer also provides a defined benefit or another defined contribution plan, your minimum benefit may be provided under such plan.

DISPUTED            If you  disagree  with  respect to any  benefit to which you
CLAIMS              feel you are  entitled,  you should make a written  claim to
PROCEDURE           the Plan Administrator of the Plan. If your claim is denied, you will receive written notice explaining the reason for the denial within 90 days after the claim is filed.

                    The Plan Administrator's decision shall be final unless you appeal such decision in writing to the Plan Administrator of the Plan, within 60 days after receiving the notice of denial. The written appeal should contain all information you wish to be considered. The Plan Administrator will review the claim within 60 days after the appeal is made. Its decision shall be in writing, shall include the reason for such decision and shall be final.

QUALIFIED           A QDRO  is a  judgment,  decree  or  order  which  has  been
DOMESTIC            determined by the Plan Administrator, in accordance with the
RELATIONS           procedures  established under the provisions of the Plan, to
ORDERS ("QDROS")    constitute a QDRO under the Internal Revenue Code.

                    To obtain copies of the Plan's QDRO Procedures, free of charge, please contact the Plan Administrator. (Please refer to the "Plan Information" section of this booklet to obtain the Plan Administrator's address and phone number).

                                                     M E M B E R S   R I G H T S
--------------------------------------------------------------------------------


STATEMENT OF        As a member of the Plan,  you are entitled to certain rights
MEMBER'S            and  protection  under ERISA which provides that all members
RIGHTS              shall be entitled to:

                    o Examine, without charge, at the Plan Administrator's office or at other specified locations, all plan documents, and copies of all documents filed by the Plan Administrator with the U. S. Department of Labor such as detailed annual reports and plan descriptions.

                    o Obtain copies of all plan documents and other plan information upon written request to the Plan Administrator. The Administrator may make a reasonable charge for the copies.

                    o Receive a summary of the Plan's annual financial report. The Plan Administrator is required by law to furnish each member with a copy of such summary.

                    In addition to creating rights for Plan members, ERISA imposes duties upon the people who are responsible for the operation of the Plan. The people who operate your Plan, called "fiduciaries", have a duty to do so prudently and in the interest of you and other plan members and beneficiaries. No one may fire you or otherwise discriminate against you in any way to prevent you from obtaining a benefit or exercising your rights under ERISA. If your claim for a benefit is denied in whole or in part, you will receive a written explanation of the reason for the denial. As already explained, you also have the right to have your claim reconsidered.

                    Under ERISA, there are steps you can take to enforce the above rights. For instance, if you request materials from the Plan Administrator and do not receive them within 30 days, you may file suit in a federal court. In such a case, the court may require the Plan Administrator to provide the materials and pay you up to $110 a day until you receive them, unless such materials were not sent for reasons beyond the Administrator's control. If you have a claim for benefits which is denied or ignored, in whole or in part, you may file suit in a state or federal court.

                    In addition, if you disagree with the Plan Administrator's decision (or lack thereof) concerning the qualified status of a domestic relations order subsequent to the 18 month period prescribed in Section 414(p) of the Code, after you have complied with the remedies prescribed by the Plan's QDRO Procedures and the Disputed Claims Procedure outlined in this Summary Plan Description, you may file suit in federal court.

                    If it should happen that Plan fiduciaries misuse the Plan's money, or if you are discriminated against for asserting your rights, you may seek assistance from the U.S. Department of Labor or, after you have complied with the Disputed Claims Procedure outlined in this Summary Plan Description, you may file suit in a federal court. The court will decide who should pay court costs and legal fees. If you are successful, the court may order the person you have sued to pay these costs and fees. If you lose, the court may order you to pay such costs and fees (for example, if it finds your claim is frivolous).

                    If you have any questions about your Plan, you should contact the Plan Administrator. If you have any questions about this statement or your rights under ERISA, you should contact the nearest Area Office of the U.S. Labor-Management Services Administration, Department of Labor.

                    This Statement of ERISA Rights is required by federal law and regulation.

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                                                 P L A N   I N F O R M A T I O N
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                    Plan Name:

                                American Savings Bank of NJ Employees' Savings & Profit Sharing Plan and Trust


                    Plan Administrator:

                                Administrative Committee
                                American Savings Bank of NJ Employees' Savings & Profit Sharing Plan and Trust
                                365 Broad Street
                                Bloomfield, NJ 07003

                                Phone No: (973) 748-3600

                                Employer Identification Number: 22-0732540

                                Plan Number: 003

                                Plan Year End: December 31

                    Trustee:

                                The Bank of New York
                                1 Wall Street
                                New York, NY 10286

                                Phone: (212) 635-8115

                    Agent for Service of Legal Process:

                                American Savings Bank of NJ

                    Administrative Services:

                                Record-keeping services are provided by:

                                Pentegra Services, Inc.
                                108 Corporate Park Drive
                                White Plains, New York 10604

                                Phone No.: (914) 694-1300
                                FAX No.  : (914) 694-6429
                                           (800) 872-3473

[GRAPHIC OMITTED]

PENTEGRA GROUP
108 Corporate Park Drive
White Plains, NY 10604
Tel: 800.872.3473
Fax: 914.696.9384
www.pentegra.com